Exhibit 2(3)

     PLAN OF REORGANIZATION & SHARE PURCHASE AGREEMENT dated as of May 11, 1998 ("Purchase Agreement") between Telefficiency Holding Corporation, a Delaware corporation ("Delco") and Telefficiency Corporation, an Ontario, Canada corporation ("Telefficiency").

     Telefficiency   and  Delco  are   desirous   of   effecting   a   corporate
reorganization of Telefficiency on a tax deferred basis (the "Reorganization") upon the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and the mutual covenants and representations hereinafter stated and for other good and valuable considerations the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Definitions.

Articles of Amendment:          shall mean the Articles of Amendment attached as
                                Exhibit 2(a)(iii) hereto.

Call Right:                     shall  have the  meaning  set  forth in  Section
                                6(c).

Class A Exchangeable Shares:    shall mean the Class A Exchangeable  Shares,  no
                                par  value,  of   Telefficiency,   having  those
                                attributes   set  forth  in  the   Articles   of
                                Amendment.

Class B Exchangeable Shares:    shall mean the Class B Exchangeable  Shares,  no
                                par  value,  of   Telefficiency,   having  those
                                attributes   set  forth  in  the   Articles   of
                                Amendment.

Common Shares:                  shall  mean the  Common  Shares  no par value of
                                Telefficiency.

Delco:                          shall mean Telefficiency Holding Corporation,  a
                                Delaware Corporation.

Delco Class A Common Shares:    shall mean the Class A Voting and  Participating
                                Common Shares of Delco having a par value of $.0001 per share.

Delco Class B Common Shares:    shall  mean the Class B  Convertible  Voting and
                                Non-participating Common Shares of Delco having a par value of $.0001 per shares.


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Effective Date:                 shall  mean the date on which the  second set of
                                Articles of Amendment are filed and receipted by the appropriate regulatory bodies in Ontario, Canada.

Equivalent Factor:              shall   mean,   in  the  case  of  the  Class  A
                                Exchangeable  Shares the  factor of 1.0,  and in
                                the  case of  Class B  Exchangeable  Shares  the
                                factor  of 0.5,  providing,  however,  that such
                                Equivalent Factor shall be adjusted from time to
                                time   in    proportion   to   any   splits   or
                                consolidation of the Delco Class A Common Shares
                                or any stock dividends issued on the Delco Class
                                A  Common   Shares  of   Telefficiency   Holding
                                Corporation.

Equivalent Number of
Exchangeable Shares:            shall  be  the  number  of  Exchangeable  shares
                                multiplied by the respective Equivalent Factor.

Exchangeable Shares:            shall  mean  either  the  Class  A  Exchangeable
                                Shares or the Class B Exchangeable Shares of the
                                Corporation, as the case may be.

Put Option:                     shall have the meaning set forth in Section 5(a)
                                hereof.

Redemption Right:               shall have the meaning set forth in Section 7(a)
                                hereof.

Restriction Period:             shall  mean a period of one year  commencing  on
                                the Effective Date.

Retraction Right:               shall have the meaning set forth in Section 6(a)
                                hereof.

Share Consolidation:            shall  have that  meaning  set forth in  Section
                                2(a)(iii) hereof.

Special Common Shares:          shall mean the  Special  Common  Shares,  no par
                                value of Telefficiency, having those attributes set forth in the Articles of Amendment.

Stock Dividend:                 shall  have that  meaning  set forth in  Section
                                2(a)(i) hereof.

Telefficiency:                  shall   mean   Telefficiency    Corporation,   a
                                corporation formed and existing under the laws of Ontario, Canada.


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

2.   Share Restructuring.

     (a)  Stock Dividend and Consolidation.

     (i) On or prior to the Effective Date, Telefficiency shall declare and pay a stock dividend in respect of its Common Shares (the "Stock Dividend") of
0.379862735 Common Shares for each issued and outstanding Common Share.

     (ii) Notwithstanding the foregoing, Messrs. Michael Brunet and William Clubine and parties related and associated with them (collectively the "Control Group") will irrevocably waive their rights in and to the Stock Dividend.

     (iii) Subsequent to the payment and receipt of the Stock Dividend and subject to shareholder approval, Telefficiency will or will cause existing Articles of Incorporation to be amended (the "Articles of Amendment") to, among other things consolidate the 7,589,241 then to be outstanding and allotted Common Shares into 5,500,000 Common Shares of Telefficiency (the "Share Consolidation"). It is intended that as a result of the Stock Dividend and Share Consolidation, the Control Group will suffer a reduction in their existing Common Share ownership by 2.11% and all remaining Shareholders will then enjoy an increase in their interest in the Company by 34.88% over the ownership division as at the record date. The Articles of Amendment shall be substantially as set forth in Exhibit 2(a)(iii) hereto.

     (b) Exchangeable Shares of Telefficiency into Delco Class A Common Shares.

     (i) The Articles of Amendment will provide that, in addition to the existing unlimited number of authorized Common Shares, the share capital of Telefficiency be further increased and amended, by creation of: (1) Special Common Shares and (2) two new classes of exchangeable shares consisting of Class A Exchangeable Shares and Class B Exchangeable Shares.

     (ii) Pursuant to the Articles of Amendment, each Common Share will be converted into a Class A Exchangeable Share on the basis of one Class A Exchangeable Share for each Common Share. However, Telefficiency Shareholders will have the option to exchange all or a portion of their Common Shares for Special Common Shares, thus realizing the benefit of the capital gains exemption afforded under applicable Canadian tax legislation. Pursuant to the Articles of Amendment, each Special Common Shares issued will be converted into two Class B Exchangeable Shares.

     (iii) The Class A Exchangeable Shares and Class B Exchangeable Shares shall have the designations, powers and attributes set forth in the Articles of Amendment.

     (iv) On the Effective Date, Telefficiency will have no voting securities of any type issued and outstanding and, except as contemplated hereby with respect to the issuance to Delco, no commitment or obligation to issue any such voting securities.

3.   Sale, Purchase and Delivery of Delco Class B Common Shares.

     In order to provide the Telefficiency Shareholders with a pro rata voting interest in Delco, on the Effective Date subject to the terms and conditions of this Agreement, Telefficiency agrees to sell,


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transfer,   convey,   assign  and   deliver   5,500,000   Common   Shares   (the
"Reorganizational   Shares")  to  Delco,   and  Delco  agrees  to  purchase  the
Reorganizational Shares in consideration, in part, of the delivery to the Telefficiency Shareholders of 5,500,000 of Delco Class B Common shares on the basis of one share of Delco Class B Common Shares for every (i) one Class A Exchangeable Share or (ii) two Class B Exchangeable Shares owned of record by such Telefficiency Shareholder. The certificates representing the Delco Class B Common Shares shall be delivered to the Telefficiency Shareholders at the addresses set forth in Telefficiency's Shareholder register.

4.   Restrictions on Transfer.

     (a) Once issued and delivered as aforesaid, neither the Delco Class B Common Shares nor the Class A Exchangeable shares (the "Class A Exchangeable Unit") on the one hand and/or the Delco Class B Common Shares and the Class B Exchangeable Shares (the "Class B Exchangeable Unit") on the other hand, may be detached and/or transferred or otherwise disposed of separate and apart from the other securities constituting such Unit.

     (b) No transfer or other disposition of either a Class A Exchangeable Unit or Class B Exchangeable Unit will be permitted during the Restriction Period.

     (c) Upon termination of the Restriction Period, a Class A Exchangeable Unit and Class B Exchangeable Unit may only be transferred in accordance with (i) Sections 5, 6 and 7 hereof, or (ii) an applicable exemption from the registration requirements of the Securities Act of 1933, as amended.

         (d) The certificates representing the Class A Exchangeable Shares, Class B Exchangeable shares and the Delco Class B Common Shares shall bear a legend reflecting the foregoing transferability restrictions.

5.   Exchange Rights.

     (a) Notwithstanding the restrictions set forth in Section 4 hereof, at any time after the expiration of the Restriction Period and subject to the further provisions of this Section 5,

          (i) each holder of Class A Exchangeable Shares shall have the right to sell (the "Class A Put Option") a Class A Exchangeable Share to Delco in exchange, subject to adjustments as provided in the Articles of Amendment, for one Delco Class A Common Share for each Class A Exchangeable Share; and

          (ii) each holder of Class B Exchangeable Shares shall have the right to sell (the "Class B Put Option") two Class B Exchangeable Shares to Delco in exchange, subject to adjustments as provided in the Articles of Amendments, for one Delco Class A Common Share. The Class A Put Option and the Class B Put Option are sometimes collectively referred to as the "Put Options."

     (b) the Put Options are exercisable by delivery to Delco of the notice (the "Put Notice") in the form attached hereto as Exhibit 5(b).

     (c) The exercise of the Put Options is further conditioned upon the delivery by the exercising Telefficiency Shareholder to Delco of (i) the certificate(s) representing the Class A


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Exchangeable Shares and Class B Exchangeable Shares which are the subject of the
Put Options, and (ii) as well as the certificate(s) representing one Delco B Common Share for (i) in the case of Class A Exchangeable Shares, every one Class A Exchangeable Share tendered and (ii) in the case of the Class B Exchangeable Shares, every two Class B Exchangeable Shares tendered. All such certificates shall be duly endorsed, in blank, for transfer. Within 10 business days of receipt the Put Notice and all requisite certificates, Delco will issue the Delco Class A Common Shares to the exercising Telefficiency Shareholders. The Delco Class B Common Shares transferred pursuant to the exercise of Put Options shall be restored to the status of authorized and unissued Delco Class B Common Shares.

6.   Retraction and Overriding Call Right.

     (a) Holders of Class A Exchangeable Shares or Class B Exchangeable Shares may, at any time after the Restriction Period, require Telefficiency to redeem (the "Retraction Right"), respectively, all or any portion of such Exchangeable Shares owned of record by such holder, for a redemption price equal to the fair market value at the time of redemption of the Equivalent Number of Delco Class A Common Shares to be paid and satisfied by the delivery of an Equivalent Number, of Delco Class A Common Shares of Delco and any additional amount representing any declared and unpaid dividends on the respective Exchangeable Shares.

     (b) The Retraction Right is exercisable by delivery to Telefficiency and Delco of the notice (the "Retraction Notice") in the form attached hereto as
Exhibit 6(b).

     (c) The exercise of the Retraction Right is further conditioned on the delivery by the exercising Telefficiency Shareholder to (i) Telefficiency, the certificates representing the Class A or Class B Exchangeable Shares, as the case may be, being tendered and to (ii) Delco, the certificate(s) representing one Delco B Common Share for (i) in the case of Class A Exchangeable, every one Class A Exchangeable Share tendered and (ii) in the case of the Class B Exchangeable, every two Class B Exchangeable Shares tendered. All such certificates shall be duly endorsed in blank, for transfer to Telefficiency in the case of the Class A or Class B Exchangeable Shares and to Delco in the case of the Delco Class B Common Shares. Subject to its Call Right, within 20 business days of the receipt by Telefficiency and Delco of the Retraction Notice and the requisite certificates, Delco will issue an Equivalent Number of Delco Class A Common Shares to the tendering Telefficiency Shareholder. Delco B Common Shares tendered in connection with the exercise of the Retraction Right shall be restored to the status of authorized and unissued Delco Class B Common Shares.

     (d) The Retraction Right provided in Section 6(a) herein is subject to the overriding call right (the "Call Right") of Delco, pursuant to which Delco may acquire the Class A Exchangeable or Class B Exchangeable Shares tendered in consideration of the issuance of the Equivalent Number, subject to adjustment as provided in the Articles of Amendment, of Delco Class A Common Shares in priority to Telefficiency's obligations under the Retraction Right. The Call Right may be exercised by Delco within 20 days of receipt of the Retraction Notice by providing written notice thereof to the tendering Telefficiency Shareholder. Upon the exercise of the Call Right by Delco, the certificate(s) representing the Class A Exchangeable and Class B Exchangeable Shares as well as the certificate(s) representing Delco Class B Common Shares delivered along with the Retraction Notice to Delco will be deemed delivered pursuant to Delco's exercise of its Call Right. Upon consummation of the Call Right, the Delco Class B Common Shares shall be restored to the status of authorized and unissued Delco Class B Common Shares.


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

7.   Redemption Rights.

     (a) Telefficiency shall have the right at any time after June 1, 2028 to redeem (the "Redemption Right"), respectively, the Class A Exchangeable and Class B Exchangeable Shares for a redemption price equal to the fair market value at the time of redemption of the Equivalent Number of Delco Class A Common Shares, to be paid and satisfied by the delivery of the Equivalent Number of Delco Class A Common Shares, and an additional amount representing any declared and unpaid dividends on Class A or Class B Exchangeable Shares.

     (b) The Redemption Right is exercisable by delivery of the notice (the "Redemption Notice") in form attached hereto as Exhibit 7(b).

     (c) Delivery of the Delco Class A Shares to the Telefficiency Shareholders is subject to the further condition that the Telefficiency Shareholders deliver
(i) to Telefficiency the certificates representing the Class A or Class B Exchangeable Shares to be redeemed and (ii) to Delco, the certificate(s) representing one Delco B Common Share for (i) in the case of Class A Exchangeable, every one Class A Exchangeable Share redeemed and (ii) in the case of the Class B Exchangeable, every two Class B Exchangeable Shares being redeemed. All such certificates are to be duly endorsed in blank for transfer, in the case of the Class A and Class B Exchangeable Shares to Telefficiency and in the case of the Delco Class B Common Shares to Delco.

     (d) Upon consummation of the Redemption Right, the Delco B Common Shares delivered to Delco shall be restored to the status of authorized and unissued Delco Class B Common Shares.

8.   Representations, Warranties and Covenants of Delco.

     Delco hereby represents and warrants to, and covenants with Telefficiency that:

     (a) Delco is a corporation duly and validly organized and existing under the laws of the State of Delaware, with full power and authority to execute and deliver this Agreement, and to perform its obligations hereunder.

     (b) Delco has duly and lawfully executed and delivered this Agreement, and this Agreement represents the legally binding obligation of Delco, enforceable in accordance with the terms and conditions hereof, subject to any applicable bankruptcy, reorganization, insolvency, or other laws, now or hereafter in effect, affecting creditors' rights generally, and with respect to the specific performance hereof, to equitable doctrines applicable thereto.

     (c) Delco agrees that the certificates for Telefficiency's Common Shares to be purchased by it shall bear an appropriate legend indicating that such Common Shares will be subject to the restrictions set forth in Section 4 herein and may be sold only if registered under the Securities Act of 1933, as amended (the "Act"), or pursuant to an applicable exemption from the registration requirements of the Act, or if the sale is not subject to the Act.

9.   Representations,   Warranties,   Covenants   and  Certain   Agreements   of
     Telefficiency.


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     Telefficiency  hereby represents and warrants to, and covenants and further agrees with, Delco that:

     (a) Telefficiency is a corporation duly and validly organized and existing under the laws of the Ontario, Canada, with full power and authority to execute and deliver this Agreement, and to perform its obligations hereunder.

     (b) Telefficiency has duly and lawfully executed and delivered this Agreement, and this Agreement constitutes a valid and binding obligation of Telefficiency enforceable in accordance with its terms and conditions hereof, subject to any applicable bankruptcy, reorganization, insolvency or other laws, now or hereafter in effect, affecting creditors' rights generally and with respect to the specific performance hereof, to equitable doctrines applicable thereto. Telefficiency's shareholders have duly approved and authorized the Reorganization, the execution and delivery by Telefficiency of this Agreement and the consummation by Telefficiency of the transactions contemplated hereby.

     (c) Telefficiency agrees that the certificates for Delco's Class B Common Shares to be acquired by it shall bear an appropriate legend indicating that such Shares will be subject to the restrictions set forth in Section 4 herein and may be sold only if registered under the Securities Act of 1933, as amended (the "Act"), or pursuant to an applicable exemption from the registration requirements of the Act, or if the sale is not subject to the Act.

10.  Survival of Representations and Warranties; Etc.

     (a) The representations, warranties, covenants and agreements of each of the parties hereto set forth in this Agreement shall survive the Effective Date and any investigation made by or on behalf of the other party.

     (b) All statements contained in any instrument delivered by or on behalf of any party hereof pursuant to, or in connection with, the transactions contemplated by this Agreement, shall be deemed representations and warranties by that party.

     (c) The representations, warranties, covenants and agreements herein contained are and shall be binding upon and are and shall be for and shall inure to the benefit of the parties hereto and their successors and assigns, and shall not be binding upon or for or inure to the benefit of any other person.

11.  Notices and Deliveries.

     All notices, deliveries, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, transmitted by facsimile or if mailed by certified or registered mail, pre-paid to a party at the address set forth below to this agreement or at such other address as shall be given in writing by either party to the other.

     If to Delco:

           Telefficiency Holding Corporation
           5155 Spectrum Way, Building 30
           Mississauga, Ontario  L4W 5A1  Canada
           Facsimile:  (905) 602-9324


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

     If to Telefficiency:

           Telefficiency Corporation
           5155 Spectrum Way, Building 30
           Mississauga, Ontario  L4W 5A1  Canada
           Facsimile:  (905) 602-9324

     If to a Telefficiency Shareholder:

           To the address for such shareholder set forth on Telefficiency's Shareholder Registry.

12.  Modifications.

     This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby except where reference is made otherwise. This Agreement may be modified only by written agreement signed by the parties hereto.

13.  Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.  Captions and Paragraph Headings.

     Caption and Section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

15.  Choice of Law.

     This Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York.

16.  Succession.

     This Agreement shall inure to the benefit of and be binding upon the Telefficiency's heirs, executors, administrators, and legal representatives, successors and assigns and Delco's successors and assigns.

17.  Use of Pronouns.

     The use of the masculine third person singular pronoun in this Agreement shall be deemed to include the feminine and neuter third person singular pronoun.


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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                            TELEFFICIENCY HOLDING CORPORATION



                                            By: _____________________________


                                            TELEFFICIENCY CORPORATION



                                            By: _____________________________


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